UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): May 1, 2013

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, Johnson Kachidza resigned as President and Chief Financial Officer of the Company. Mr. Kachidza will continue to serve as a member of the Company’s board of directors. On an interim basis, to help facilitate the transition and assist the Company until a new Chief Financial Officer is identified, board member and Audit Committee Chairman Hank Torbert will serve as a consultant to the Company.

On May 1, 2013 the Company and Mr. Kachidza entered into a Separation and Release Agreement and as part of the Agreement, Mr. Kachidza will be entitled to health benefits under the Company’s current health plan and monthly payment of his current base salary for six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: May 8, 2013	By:	/s/ Nana Baffour
Nana Baffour
Chief Executive Officer